                                                                       EXHIBIT 7


                                                                FILED
                                                        In the Office of the
                                                     Secretary of State of Texas
                                                             SEP 30 1999
                                                        Corporation's Section

                               ARTICLES OF MERGER
                 [Texas Business Corporation Act Section 5.16]

                                       of

                         ALFA LEISURE ACQUISITION CORP.
                [California Secretary of State File No. 2170315]

     Mark Schwartz and Carol Smith certify that:

     1. They are the duly elected and acting Vice President and Secretary, respectively, of Alfa Leisure Acquisition Corp., a California corporation (the "Corporation").

     2. The Corporation owns 2,743,944 shares of common stock of Alfa Leisure, Inc., a Texas corporation ("Subsidiary") which is at least ninety percent (90%) of the outstanding shares of each class of Subsidiary. The Subsidiary's only class of outstanding shares is common stock and the total number of outstanding shares of common stock of Subsidiary is 3,039,872 shares.

     3. The Board of Directors of the Corporation duly adopted the following resolutions on July 21, 1999:

          RESOLVED, that the Corporation merge Alfa Leisure, Inc., its subsidiary ("Subsidiary"), into itself (with the Corporation as the surviving corporation) and assume all Subsidiary's liabilities pursuant to Section 1110 of the California Corporations Code.

          RESOLVED, FURTHER, that upon the effectiveness of this merger each issued and outstanding share of Subsidiary not owned by the Corporation shall cease to be outstanding and each holder of these shares shall be entitled to receive the sum of $2.75 cash in exchange for each share upon surrender of the corresponding certificates.

          RESOLVED, FURTHER, that Article I of the Articles of Incorporation of the Corporation be amended to read in its entirety as follows:

                                     "NAME
                                      ----

          The name of the corporation is Alfa Leisure, Inc."

          RESOLVED, FURTHER, that each officer of this Corporation is authorized and directed to take all further action and to execute and deliver all further documents as the officers acting shall determine to be necessary, that determination to be conclusively evidenced by their action in the premises.

     4. The Corporation, as the surviving corporation of this merger, will be responsible for the payment of all fees and franchise taxes of the Subsidiary and the Corporation will be obligated to pay all fees and franchise taxes of the Subsidiary if the same are not timely paid pursuant to Section 5.04C of the Texas Business Corporation Act.

     5. The Corporation's principal office in California is at 13501 5th Street, Chino, CA 91710.

     6. The merger of Subsidiary into the Corporation is permitted pursuant to Section 5.16 of the Texas Business Corporation Act.

     7. The Board of Directors of Subsidiary has duly adopted the following resolution:

          WHEREAS, it is proposed that this corporation ("Subsidiary") be merged into Alfa Leisure Acquisition Corp. ("Parent") and this board of directors has reviewed both the resolution of the board of directors of Parent electing to effect this merger and the consideration to be received by Subsidiary's shareholders other than Parent for each share of Subsidiary held by shareholders.

          RESOLVED, that this board of directors approves the resolutions of the board of directors of Parent electing to effect this merger and the consideration to be received for each share of Subsidiary not owned by Parent, this consideration to be $2.75 in cash.

Dated: September 27, 1999
                                             ALFA LEISURE ACQUISITION CORP.,
                                             a California corporation


                                             By:  /s/ MARK SCHWARTZ
                                                  ------------------------------
                                                  MARK SCHWARTZ, Vice President



                                             By:  /s/ CAROL SMITH
                                                  ------------------------------
                                                  CAROL SMITH, Secretary

STATE OF CALIFORNIA           )
                              )    ss:
COUNTY OF SAN BERNARDINO      )


On September 27, 1999 before me, Nancy A. Dibble, personally appeared Mark Schwartz, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.


Signature /s/ NANCY A. DIBBLE                          [Notary Seal]
          --------------------------              (This area for official
                                                       notarial seal)



STATE OF CALIFORNIA           )
                              )    ss:
COUNTY OF SAN BERNARDINO      )


On September 27, 1999 before me, Nancy A. Dibble, personally appeared Carol Smith, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her authorized capacity, and that by her signature on the instrument the person or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.


Signature /s/ NANCY A. DIBBLE                          [Notary Seal]
          --------------------------              (This area for official
                                                       notarial seal)

                                                      ENDORSED FILED
                                         In the office of the Secretary of State
                                                of the State of California
                                                       SEP 30 1999
                                              BILL JONES, Secretary of State


                            CERTIFICATE OF OWNERSHIP
                  [California Corporations Code Section 1110]

                                       of

                         ALFA LEISURE ACQUISITION CORP.
                [California Secretary of State File No. 2170315]


     Mark Schwartz and Carol Smith certify that:

     1. They are the duly elected and acting Vice President and Secretary, respectively, of Alfa Leisure Acquisition Corp., a California corporation (the "Corporation").

     2. The Corporation owns 2,743,944 shares of common stock of Alfa Leisure, Inc., a Texas corporation ("Subsidiary") which is at least ninety percent (90%) of the outstanding shares of each class of Subsidiary. The Subsidiary's only class of outstanding shares is common stock and the total number of outstanding shares of common stock of Subsidiary is 3,039,872 shares.

     3. The Board of Directors of the Corporation duly adopted the following resolutions on July 21, 1999:

          RESOLVED, that the Corporation merger Alfa Leisure, Inc., its subsidiary ("Subsidiary"), into itself (with the Corporation as the surviving corporation) and assume all Subsidiary's liabilities pursuant to Section 1110 of the California Corporations Code.

          RESOLVED, FURTHER, that upon the effectiveness of this merger each issued and outstanding share of Subsidiary not owned by the Corporation shall cease to be outstanding and each holder of these shares shall be entitled to receive the sum of $2.75 cash in exchange for each share upon surrender of the corresponding certificates.

          RESOLVED, FURTHER, that Article I of the Articles of Incorporation of the Corporation be amended to read in its entirety as follows:

                                     "NAME
                                      ----

          The name of the corporation is Alfa Leisure, Inc."

          RESOLVED, FURTHER, that each officer of this Corporation is authorized and directed to take all further action and to execute and deliver all further documents as the officers acting shall determine to be necessary, that determination to be conclusively evidenced by their action in the premises.

     4. The Board of Directors of Subsidiary has duly adopted the following resolution:

          WHEREAS, it is proposed that this corporation ("Subsidiary") be merged into Alfa Leisure Acquisition Corp. ("Parent") and this board of directors has reviewed both the resolution of the board of directors of Parent electing to effect this merger and the consideration to be received by Subsidiary's shareholders other than Parent for each share of Subsidiary held by shareholders.

          RESOLVED, that this board of directors approves the resolutions of the board of directors of Parent electing to effect this merger and the consideration to be received for each share of Subsidiary not owned by Parent, this consideration to be $2.75 in cash.

     Dated: September 27, 1999


                                             /s/ MARK SCHWARTZ
                                             -----------------------------------
                                             MARK SCHWARTZ, Vice President


                                             /s/ CAROL SMITH
                                             -----------------------------------
                                             CAROL SMITH, Secretary

STATE OF CALIFORNIA           )
                              )    ss:
COUNTY OF SAN BERNARDINO      )


On September 27, 1999 before me, Nancy Dibble, personally appeared Mark Schwartz, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Signature /s/ NANCY DIBBLE                                 [Notary's Seal]
          ----------------------------------          (This area for official
                                                            notarial seal)

STATE OF CALIFORNIA           )
                              )    ss:
COUNTY OF SAN BERNARDINO      )


On September 27, 1999 before me, Nancy Dibble, personally appeared Carol Smith, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her authorized capacity, and that by her signature on the instrument the person or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Signature /s/ NANCY DIBBLE                                 [Notary's Seal]
          ----------------------------------          (This area for official
                                                            notarial seal)